FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2020 RESULTS

COLUMBUS, Ohio, USA - July 30, 2020 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2020. Provided below are the highlights:

•	Reported sales decreased 6% compared with the prior year. In local currency, sales decreased 4% in the quarter as currency reduced sales by 2%.

•
Net earnings per diluted share as reported (EPS) were $5.22, compared with $5.06 in the prior-year period. Adjusted EPS was $5.29, an increase of 3% over the prior-year amount of $5.16. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, "Demand in our end markets was negatively impacted by COVID-19; however, our sales decline was more modest than expected. Good growth in China and the resiliency and diversity of our Laboratory and Industrial businesses contributed to our better-than-expected performance. We are pleased with positive growth in Adjusted EPS and strong cash flow generation in the quarter given the challenges of the current environment."

GAAP Results
EPS in the quarter was $5.22, compared with the prior-year amount of $5.06.

Compared with the prior year, total reported sales decreased 6% to $690.7 million. By region, reported sales decreased 8% in the Americas, 6% in Europe and 2% in Asia/Rest of World. Earnings before taxes amounted to $155.3 million, compared with $155.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $5.29, an increase of 3% over the prior-year amount of $5.16.

Compared with the prior year, total sales in local currency decreased 4% as currency reduced reported sales growth by 2%. By region, local currency sales decreased 7% in the Americas and 5% in Europe and increased 1% in Asia/Rest of World. Adjusted Operating Profit amounted to $176.6 million, a 1% decline from the prior-year amount of $177.7 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results

GAAP Results
EPS was $9.25, compared with the prior-year amount of $9.48.

Compared with the prior year, total reported sales decreased 5% to $1.340 billion. By region, reported sales decreased 3% in the Americas, 7% in Europe and 6% in Asia/Rest of World. Earnings before taxes amounted to $273.8 million, compared with $280.9 million in the prior year.

Non-GAAP Results
Adjusted EPS was $9.28 as compared to the prior-year amount of $9.26.

Compared with the prior year, total sales in local currency decreased 3% as currency reduced reported sales by 2%. By region, local currency sales decreased 2% in the Americas, 5% in Europe and 3% in Asia/Rest of World. Adjusted Operating Profit amounted to $317.9 million, a 2% decrease from the prior-year amount of $325.6 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging given the significant uncertainty surrounding COVID-19 and ensuing impact to the global economic environment. While the Company is providing an estimate for sales growth and Adjusted EPS for 2020, management cautions that market dynamics and impacts related to COVID-19 are fluid and changes to the business environment can happen quickly. The estimates for the third quarter and full year 2020 include significant uncertainty and management acknowledges that market conditions are subject to change.

For the third quarter 2020, based on management's current estimate of market conditions, the Company estimates that local currency sales will decline approximately -1% to -3%, and Adjusted EPS is forecasted to be in the range of $5.80 to $6.00.

For the full year 2020, the Company estimates that local currency sales will decline approximately -1% to -3%, and Adjusted EPS is forecasted to be in the range of $22.70 to $23.20.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "We quickly adapted our operating model to the challenges of COVID-19 with priority placed on the safety and well-being of our employees while continuing to provide leading-edge instruments and services to our customers. Overall demand in our end markets continues to be negatively impacted by COVID-19. While the majority of our sales are to essential end markets including life sciences and food manufacturing, we also benefit from significant diversification in our product offering. We believe we are continuing to gain share despite the environment and will be strongly positioned to capture growth as our end markets recover."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, July 30) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2020		% of sales	June 30, 2019	% of sales

Net sales	$690,673	(a)	100.0	$731,366	100.0
Cost of sales	292,703		42.4	311,828	42.6
Gross profit	397,970		57.6	419,538	57.4

Research and development	31,193		4.5	36,582	5.0
Selling, general and administrative	190,134		27.5	205,215	28.1
Amortization	13,889		2.0	12,326	1.7
Interest expense	9,582		1.4	8,882	1.2
Restructuring charges	860		0.1	2,891	0.4
Other charges (income), net	(2,943)		(0.4)	(1,574)	(0.2)
Earnings before taxes	155,255		22.5	155,216	21.2

Provision for taxes	28,693		4.2	28,056	3.8
Net earnings	$126,562		18.3	$127,160	17.4

Basic earnings per common share:
Net earnings	$5.29			$5.15
Weighted average number of common shares	23,940,278			24,698,032

Diluted earnings per common share:
Net earnings	$5.22			$5.06
Weighted average number of common and common equivalent shares	24,228,989			25,118,352

Note:
(a)	Local currency sales decreased 4% as compared to the same period in 2019.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2020		% of sales	June 30, 2019	% of sales

Earnings before taxes	$155,255			$155,216
Amortization	13,889			12,326
Interest expense	9,582			8,882
Restructuring charges	860			2,891
Other charges (income), net	(2,943)			(1,574)
Adjusted operating profit	$176,643	(b)	25.6	$177,741	24.3

Note:
(b)	Adjusted operating profit decreased 1% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six months ended			Six months ended
	June 30, 2020		% of sales	June 30, 2019	% of sales

Net sales	$1,339,835	(a)	100.0	$1,410,818	100.0
Cost of sales	567,456		42.4	602,961	42.7
Gross profit	772,379		57.6	807,857	57.3

Research and development	65,580		4.9	72,635	5.1
Selling, general and administrative	388,878		29.0	409,640	29.0
Amortization	27,887		2.1	24,548	1.7
Interest expense	19,801		1.5	17,976	1.4
Restructuring charges	2,765		0.2	4,414	0.3
Other charges (income), net	(6,286)		(0.5)	(2,248)	(0.1)
Earnings before taxes	273,754		20.4	280,892	19.9

Provision for taxes	49,077		3.6	41,927	3.0
Net earnings	$224,677		16.8	$238,965	16.9

Basic earnings per common share:
Net earnings	$9.37			$9.65
Weighted average number of common shares	23,984,055			24,774,262

Diluted earnings per common share:
Net earnings	$9.25			$9.48
Weighted average number of common and common equivalent shares	24,291,321			25,217,359

Note:
(a)	Local currency sales decreased 3% as compared to the same period in 2019.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2020		% of sales	June 30, 2019	% of sales

Earnings before taxes	$273,754			$280,892
Amortization	27,887			24,548
Interest expense	19,801			17,976
Restructuring charges	2,765			4,414
Other charges (income), net	(6,286)			(2,248)
Adjusted operating profit	$317,921	(b)	23.7	$325,582	23.1

Note:
(b)	Adjusted operating profit decreased 2% as compared to the same period in 2019.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2020	December 31, 2019

Cash and cash equivalents	$127,277	$207,785
Accounts receivable, net	490,429	566,256
Inventories	299,746	274,285
Other current assets and prepaid expenses	72,356	61,321
Total current assets	989,808	1,109,647

Property, plant and equipment, net	743,393	748,657
Goodwill and other intangible assets, net	739,755	742,221
Other non-current assets	206,691	188,796
Total assets	$2,679,647	$2,789,321

Short-term borrowings and maturities of long-term debt	$53,585	$55,868
Trade accounts payable	155,901	185,592
Accrued and other current liabilities	493,343	513,052
Total current liabilities	702,829	754,512

Long-term debt	1,146,590	1,235,350
Other non-current liabilities	380,135	378,679
Total liabilities	2,229,554	2,368,541

Shareholders’ equity	450,093	420,780
Total liabilities and shareholders’ equity	$2,679,647	$2,789,321

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019

Cash flow from operating activities:
Net earnings	$126,562	$127,160	$224,677	$238,965
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	10,194	9,623	20,327	19,390
Amortization	13,889	12,326	27,887	24,548
Deferred tax (benefit) expense	(852)	58	(4,570)	(14,881)
Other	4,423	4,338	8,818	8,820
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	29,021	(26,435)	(28,387)	(50,977)
Net cash provided by operating activities	183,237	127,070	248,752	225,865
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,994	1,144	2,025	1,216
Purchase of property, plant and equipment	(18,223)	(22,295)	(37,089)	(44,699)
Acquisitions	(632)	(504)	(6,242)	(504)
Net hedging settlements on intercompany loans	727	(6,028)	(9,281)	(1,226)
Net cash used in investing activities	(16,134)	(27,683)	(50,587)	(45,213)
Cash flows from financing activities:
Proceeds from borrowings	243,830	336,123	1,076,098	638,830
Repayments of borrowings	(616,806)	(261,083)	(1,168,125)	(532,729)
Proceeds from exercise of stock options	10,615	8,767	17,750	37,757
Repurchases of common stock	—	(186,249)	(200,000)	(372,500)
Acquisition contingent consideration payment	—	—	—	(10,000)
Other financing activities	—	1,753	(800)	1,753
Net cash used in financing activities	(362,361)	(100,689)	(275,077)	(236,889)

Effect of exchange rate changes on cash and cash equivalents	(1,050)	(739)	(3,596)	2,566

Net decrease in cash and cash equivalents	(196,308)	(2,041)	(80,508)	(53,671)

Cash and cash equivalents:
Beginning of period	323,585	126,480	207,785	178,110
End of period	$127,277	$124,439	$127,277	$124,439

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$183,237	$127,070	$248,752	$225,865
Payments in respect of restructuring activities	3,001	3,154	4,627	6,846
Transition tax payment	—	4,289	—	4,289
Proceeds from sale of property, plant and equipment	1,994	1,144	2,025	1,216
Purchase pf property, plant and equipment	(18,223)	(22,295)	(37,089)	(44,699)
Adjusted free cash flow	$170,009	$113,362	$218,315	$193,517

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended June 30, 2020			(6)%		(8)%	(2)%		(6)%
Six Months Ended June 30, 2020			(7)%		(3)%	(6)%		(5)%

Local Currency Sales Growth (Decrease)
Three Months Ended June 30, 2020			(5)%		(7)%	1%		(4)%
Six Months Ended June 30, 2020			(5)%		(2)%	(3)%		(3)%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Six months ended
June 30,						June 30,
2020			2019		% Growth	2020		2019		% Growth

EPS as reported, diluted	$5.22		$5.06		3%	$9.25		$9.48		(2)%

Restructuring charges, net of tax	0.03	(a)	0.09	(a)		0.09	(a)	0.14	(a)
Purchased intangible amortization, net of tax	0.12	(b)	0.10	(b)		0.23	(b)	0.21	(b)
Income tax expense	(0.08)	(c)	(0.09)	(c)		(0.29)	(c)	(0.57)	(c)

Adjusted EPS, diluted	$5.29		$5.16		3%	$9.28		$9.26		—%

Notes:
(a)
Represents the EPS impact of restructuring charges of $0.9 million ($0.7 million after tax) and $2.9 million ($2.3 million after tax) for the three months ended June 30, 2020 and 2019, and $2.8 million ($2.2 million after tax) and $4.4 million ($3.5 million after tax) for the six months ended June 30, 2020 and 2019, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax of $2.8 million and $2.6 million for the three months ended June 30, 2020 and 2019, and of $5.6 million and $5.2 million for the six months ended June 30, 2020 and 2019, respectively.

(c)
Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2020 and 2019 due to the timing of excess tax benefits associated with stock option exercises.